UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2026

Forum Markets, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 South Ocean Blvd, Suite 100 Palm Beach, FL	33480
(Address of Principal Executive Offices)	(Zip Code)

(650) 507-0669

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FRMM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2026, Forum Markets, Incorporated (“Forum”), through its newly formed wholly-owned subsidiary, Eurus Aerospace Token I LLC (the “Company”), acquired one CFM56-7B22 aircraft engine, together with all parts and engine records associated therewith (the “Engine”), from Aero Engine Solutions, Inc. (“Aero Engine”), pursuant to the terms of an Engine Sale and Purchase Agreement dated July 13, 2026 (the “Purchase Agreement”). The Engine was acquired for a purchase price of $11.65 million, which was payable in cash.

Concurrently with the acquisition, the Engine was placed on lease pursuant to an Aircraft Engine Lease Agreement with a major airline, as lessee, entered into by the Company, as lessor.

In connection with the purchase, the Company, as owner, and Aero Engine, as servicer (in such capacity, the “Servicer”), also entered into a Servicing Agreement Supplement dated July 13, 2026, whereby the Servicer agreed to manage the Engine on behalf of the Company during the duration of the above-referenced lease, in exchange for a servicing fee, and which also provided for the right of the Company (but not the obligation) to require the Servicer (or the Servicer’s designated affiliate) to purchase the Engine from the Company for an option price, following the expiration or earlier termination of the lease with respect to the Engine; and the right of the Servicer (but not the obligation) to require the Company to sell the Engine to the Servicer (or the Servicer’s designated affiliate), in each case provided that the Engine is in the condition required by the terms of the agreement.

The foregoing description of the Purchase Agreement is not complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement filed herewith as Exhibit 10.1, which is incorporated in this Item 1.01 by reference in its entirety.

Item 7.01 Regulation FD Disclosure.

On July 16, 2026, Forum issued a press release announcing the entry into the Purchase Agreement and the transactions contemplated thereby discussed above in Item 1.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1*#£	Engine Sale and Purchase Agreement dated as of July 13, 2026., between Aero Engine Solutions, Inc., as seller, and Eurus Aerospace Token I LLC, as buyer.
99.1**	Press Release, dated July 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.
#	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Forum may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or Exhibit so furnished.
£	Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) Forum customarily and actually treats that information as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORUM MARKETS, INCORPORATED

Date: July 16, 2026	By:	/s/ McAndrew Rudisill
		Name:	McAndrew Rudisill
		Title:	Chief Executive Officer

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